Exhibit 16.1

October 1, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read Lucas Energy, Inc.'s statements included under Item 4.01 of its Form 8-K filed on October 1, 2015 and we agree with such statements concerning our firm.

/s/ Hein & Associates LLP
Hein & Associates LLP